Press Release

RLJ Lodging Trust Reports Third Quarter 2018 Results

- Sold four hotels for approximately $340 million at 17.3x trailing EBITDA
- Exceeded 2018 debt reduction objective of $500 million

Bethesda, MD, November 6, 2018 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2018.

Highlights

•	Sold Vinoy Renaissance for total consideration of $188.5 million, representing 19.6x TTM EBITDA

•	Sold Embassy Suites Napa Valley for $102.0 million, equating to 14.6x TTM EBITDA

•	Sold DoubleTree Burlington Vermont for $35.0 million, representing 17.3x TTM EBITDA inclusive of required capital expenditures

•	Sold Holiday Inn Fisherman's Wharf for gross proceeds of $75.3 million subsequent to quarter-end, representing 18.8x TTM EBITDA

•	Repaid $85.0 million mortgage loan secured by the Knickerbocker Hotel subsequent to quarter-end

•	Pro forma RevPAR decreased 0.8%

•	Net income was $74.7 million

•	Adjusted EBITDA increased 22.4% to $132.7 million

•	Adjusted FFO per diluted common share and unit was $0.58

“We are proud of our team's accomplishments over the last twelve months, as we have continued to execute incredibly well on our strategic initiatives, and are tracking ahead of our expectations for each of our objectives,” commented Leslie D. Hale, President and Chief Executive Officer. “We have sold non-core assets for over $700 million at a combined trailing EBITDA multiple of 16.5x and exceeded our leverage targets. Through these dispositions and subsequent debt reduction, RLJ is well positioned to deliver shareholder value in 2019 and beyond. Furthermore, we were very pleased with cost control initiatives during the third quarter that led us to exceed our revised guidance range despite transitory headwinds.”
Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release. Trailing twelve months (“TTM”) represents the twelve months of results prior to the disposition date.

Net income for the three months ended September 30, 2018, increased $70.5 million to $74.7 million over the comparable period in 2017. For the nine months ended September 30, 2018, net income increased $94.6 million to $162.9 million over the comparable period in 2017. For the three months and nine months ended September 30, 2017, net income included transaction costs of $32.6 million and $36.9 million, respectively, primarily related to the FelCor merger.

Pro forma RevPAR for the three months ended September 30, 2018, decreased 0.8% over the comparable period in 2017, driven by a Pro forma ADR increase of 0.9%, and by a Pro forma Occupancy decrease of 1.6%. Hurricane Florence, which directly affected the Company's Myrtle Beach and Charleston markets that account for 5% of the Company's EBITDA, impacted Pro forma RevPAR by 40 basis points. The Company also experienced incremental softness in Louisville, Austin, and Denver. Excluding these three markets and the impact from Hurricane Florence, Pro forma RevPAR would have increased 0.8%. For the nine months ended September 30, 2018, Pro forma RevPAR decreased 0.1% over the comparable period in 2017, driven by a Pro forma ADR increase of 0.3%, and by a Pro forma Occupancy decrease of 0.3%.

Pro forma Hotel EBITDA Margin for the three months ended September 30, 2018, was 32.3%, a decrease of 183 basis points over the comparable period in 2017. The impact of Proposition 13 on our acquired California hotels decreased margins by 36 basis points. For the nine months ended September 30, 2018, Pro forma Hotel EBITDA Margin decreased 132 basis points over the comparable period in 2017 to 32.7%.

Pro forma Hotel EBITDA for the three months ended September 30, 2018, decreased $8.9 million to $140.0 million, representing a 6.0% decrease over the comparable period in 2017. For the three months ended September 30, 2017, Pro forma Hotel EBITDA includes results from prior ownership of $37.6 million from the hotel properties acquired pursuant to the FelCor merger.

For the nine months ended September 30, 2018, Pro forma Hotel EBITDA decreased $17.2 million to $422.0 million, representing a 3.9% decrease over the comparable period in 2017. For the nine months ended September 30, 2017, Pro forma Hotel EBITDA includes results from prior ownership of $132.9 million from the hotel properties acquired pursuant to the FelCor merger.

Adjusted FFO for the three months ended September 30, 2018, increased $14.9 million to $101.4 million, representing a 17.2% increase over the comparable period in 2017. For the nine months ended September 30, 2018, Adjusted FFO increased $71.1 million to $310.8 million, representing a 29.7% increase over the comparable period in 2017.

Adjusted FFO per diluted common share and unit for the three months ended September 30, 2018, decreased $0.03 to $0.58, representing a 4.9% decrease over the comparable period in 2017. For the nine months ended September 30, 2018, Adjusted FFO per diluted common share and unit decreased $0.07 to $1.77, representing a 3.8% decrease over the comparable period in 2017.

Adjusted EBITDA for the three months ended September 30, 2018, increased $24.3 million to $132.7 million, representing a 22.4% increase over the comparable period in 2017. For the nine months ended September 30, 2018, Adjusted EBITDA increased $117.2 million to $408.3 million, representing a 40.3% increase over the comparable period in 2017.

Non-recurring items and other adjustments which were noteworthy for the three months ended September 30, 2018, include a $1.7 million loss on extinguishment of indebtedness. For the nine months ended September 30, 2018, non-recurring items and other adjustments which were noteworthy include a gain on extinguishment of indebtedness of $6.0 million.

Non-recurring items are included in net income but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables located in this press release.

Net cash flow from operating activities totaled $313.5 million for the nine months ended September 30, 2018, representing a 51.2% increase over the comparable period in 2017.

Dispositions
During the three months ended September 30, 2018, the Company sold the 205-room Embassy Suites Napa Valley for $102.0 million in July 2018, the 152-room DoubleTree Hotel Columbia in August 2018 for $12.9 million, the 362-room Vinoy Renaissance St. Petersburg Resort & Golf Club for total consideration of $188.5 million in August 2018, and the 309-room DoubleTree by Hilton Burlington Vermont for $35.0 million in September 2018.

Subsequent Events
The Holiday Inn San Francisco - Fisherman's Wharf consists of two separate buildings, the 342-room Columbus Street building and the 243-room Annex building. On October 31, 2018, the ground lease under the Columbus Street building expired and the building was transferred to the lessor in accordance with the ground lease. On October 15, 2018, the Company separately sold the remaining 243-room Annex building for a contractual sales price of $75.3 million of which the Company's pro rata share was approximately $30.4 million.

On November 5, 2018, the Company repaid the $85.0 million mortgage loan secured by the Knickerbocker Hotel with corporate cash. The repayment will reduce annual interest expense by over $4 million.

Balance Sheet
As of September 30, 2018, the Company had $425.4 million of unrestricted cash on its balance sheet, $600.0 million available on its revolving credit facility, and $2.3 billion of debt outstanding.

The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve-month period ended September 30, 2018, was 3.5x.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the third quarter. The dividend was paid on October 15, 2018, to shareholders of record as of September 28, 2018.

The Company's Board of Trustees declared a preferred dividend of $0.4875 on its Series A cumulative convertible preferred shares. The dividend was paid on October 31, 2018, to shareholders of record as of September 28, 2018.

2018 Outlook
The Company’s outlook includes all hotels owned as of November 6, 2018. Potential future acquisitions or dispositions could result in a material change to the Company’s outlook. The 2018 outlook incorporates the Company's third quarter results including the impact from Hurricane Florence, asset sales, including $4 million of Pro forma Hotel EBITDA related to the transfer and sale of Holiday Inn San Francisco - Fisherman's Wharf, recent trends in Denver, Austin, and Louisville, and risks associated with the ongoing labor strike in San Francisco. The outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

For the full year 2018, the Company anticipates:

	Current Outlook	Prior Outlook as of August 7, 2018
Pro forma RevPAR growth	-1.25% to -0.50%	-0.5% to +1.0%
Pro forma Hotel EBITDA Margin	31.25% to 32.5%	31.25% to 32.5%
Pro forma Consolidated Hotel EBITDA	$537M to $547M	$555M to $586M
Adjusted EBITDA	$518M to $528M	$519M to $550M
Corporate Cash General & Administrative	$37M to $39M	$37M to $39M

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 7, 2018, at 9:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201)
493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 150 hotels with approximately 28,600 rooms located in 25 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties, and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Sean Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDAre
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•	Transaction Costs: The Company excludes transaction costs expensed during the period.

•	Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation and non-cash income taxes.

•
Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside of the normal course of operations, including debt modification costs and hurricane-related costs that were not reimbursed by insurance, executive transition costs, receipts of prior year employee tax credits, and activist shareholder costs.

The Company previously presented Adjusted EBITDA with adjustments for noncontrolling interests in consolidated joint ventures. The rationale for including 100% of Adjusted EBITDA for consolidated joint ventures with noncontrolling interests is that the full amount of any debt of these consolidated joint ventures is reported in our consolidated balance sheet and metrics using debt to EBITDA provide a better understanding of the Company’s leverage. This is also consistent with NAREIT’s definition of EBITDAre.

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of its third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the nine months ended September 30, 2018, no hotels were acquired.

The Company acquired the following hotels in August 2017 in conjunction with the FelCor merger:

•	DoubleTree Suites by Hilton Austin

•	DoubleTree Suites by Hilton Orlando - Lake Buena Vista

•	Embassy Suites Atlanta - Buckhead

•	Embassy Suites Birmingham

•	Embassy Suites Boston - Marlborough

•	Embassy Suites Dallas - Love Field

•	Embassy Suites Deerfield Beach - Resort & Spa

•	Embassy Suites Fort Lauderdale 17th Street

•	Embassy Suites Los Angeles - International Airport/South

•	Embassy Suites Mandalay Beach - Hotel & Resort

•	Embassy Suites Miami - International Airport

•	Embassy Suites Milpitas Silicon Valley

•	Embassy Suites Minneapolis - Airport

•	Embassy Suites Myrtle Beach - Oceanfront Resort

•	Embassy Suites Napa Valley

•	Embassy Suites Orlando - International Drive South/Convention Center

•	Embassy Suites Phoenix - Biltmore

•	Embassy Suites San Francisco Airport - South San Francisco

•	Embassy Suites San Francisco Airport - Waterfront

•	Embassy Suites Secaucus - Meadowlands

•	Hilton Myrtle Beach Resort

•	Holiday Inn San Francisco - Fisherman's Wharf

•	San Francisco Marriott Union Square

•	DoubleTree by Hilton Burlington Vermont, formerly the Sheraton Burlington Hotel & Conference Center

•	Sheraton Philadelphia Society Hill Hotel

•	The Fairmont Copley Plaza

•	The Knickerbocker, New York

•	The Mills House Wyndham Grand Hotel, Charleston

•	The Vinoy Renaissance St. Petersburg Resort & Golf Club

•	Wyndham Boston Beacon Hill

•	Wyndham Houston - Medical Center Hotel & Suites

•	Wyndham New Orleans - French Quarter

•	Wyndham Philadelphia Historic District

•	Wyndham Pittsburgh University Center

•	Wyndham San Diego Bayside

•	Wyndham Santa Monica At the Pier

Pro forma adjustments: Sold hotels
For the nine months ended September 30, 2018, the following hotels were sold:

•	Embassy Suites Boston - Marlborough was sold in February 2018

•	Sheraton Philadelphia Society Hill Hotel was sold in March 2018

•	Embassy Suites Napa Valley was sold in July 2018

•	DoubleTree Hotel Columbia was sold in August 2018

•	The Vinoy Renaissance St. Petersburg Resort & Golf Club was sold in August 2018

•	DoubleTree by Hilton Burlington Vermont was sold in September 2018

For the year ended December 31, 2017, the following hotel was sold:
•The Fairmont Copley Plaza was sold in December 2017

The Company's 2018 full-year pro forma outlook incorporates the impact of dispositions during the nine months ended September 30, 2018, in addition to the transfer and sale of the Holiday Inn San Francisco - Fisherman's Wharf in October 2018.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	September 30, 2018	December 31, 2017
Assets
Investment in hotel properties, net	$5,373,171	$5,791,925
Investment in unconsolidated joint ventures	22,472	23,885
Cash and cash equivalents	425,384	586,470
Restricted cash reserves	78,113	72,606
Hotel and other receivables, net of allowance of $610 and $510, respectively	76,914	60,011
Deferred income tax asset, net	52,415	56,761
Intangible assets, net	53,633	133,211
Prepaid expense and other assets	77,154	69,936
Assets of hotel properties held for sale, net	25,449	—
Total assets	$6,184,705	$6,794,805
Liabilities and Equity
Debt, net	$2,290,164	$2,880,488
Accounts payable and other liabilities	203,982	225,664
Deferred income tax liability	5,547	5,547
Advance deposits and deferred revenue	29,506	30,463
Accrued interest	14,296	17,081
Distributions payable	65,746	65,284
Total liabilities	2,609,241	3,224,527
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at September 30, 2018 and December 31, 2017	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 175,215,202 and 174,869,046 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1,752	1,749
Additional paid-in capital	3,215,208	3,208,002
Accumulated other comprehensive income	38,315	8,846
Distributions in excess of net earnings	(113,841)	(82,566)
Total shareholders’ equity	3,508,370	3,502,967
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	11,640	11,700
Noncontrolling interest in the Operating Partnership	11,024	11,181
Total noncontrolling interest	22,664	22,881
Preferred equity in a consolidated joint venture, liquidation value of $45,515 and $45,430 at September 30, 2018 and December 31, 2017, respectively	44,430	44,430
Total equity	3,575,464	3,570,278
Total liabilities and equity	$6,184,705	$6,794,805

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Revenues
Operating revenues
Room revenue	$377,237	$292,046	$1,138,115	$770,751
Food and beverage revenue	47,211	35,580	157,850	91,392
Other revenue	22,594	13,629	65,362	31,628
Total revenues	$447,042	$341,255	$1,361,327	$893,771
Expenses
Operating expenses
Room expense	$95,161	$69,380	$279,589	$176,523
Food and beverage expense	37,780	27,061	121,450	66,458
Management and franchise fee expense	34,838	29,571	107,766	86,110
Other operating expense	105,646	78,120	320,325	195,000
Total property operating expenses	273,425	204,132	829,130	524,091
Depreciation and amortization	60,373	45,231	183,429	122,136
Property tax, insurance and other	34,382	23,618	104,418	60,929
General and administrative	11,622	9,506	38,059	28,757
Transaction costs	261	32,607	2,181	36,923
Total operating expenses	380,063	315,094	1,157,217	772,836
Operating income	66,979	26,161	204,110	120,935
Other income	856	110	2,514	323
Interest income	1,149	1,157	3,339	2,306
Interest expense	(24,629)	(19,650)	(78,772)	(48,527)
Gain (loss) on sale of hotel properties, net	35,895	(19)	32,957	(49)
(Loss) gain on extinguishment of indebtedness, net	(1,656)	—	6,010	—
Gain on settlement of investment in loan	—	2,670	—	2,670
Income before equity in income from unconsolidated joint ventures	78,594	10,429	170,158	77,658
Equity in income from unconsolidated joint ventures	219	57	637	57
Income before income tax expense	78,813	10,486	170,795	77,715
Income tax expense	(4,156)	(6,375)	(7,852)	(9,362)
Net income	74,657	4,111	162,943	68,353
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(9)	(32)	170	5
Noncontrolling interest in the Operating Partnership	(299)	(43)	(626)	(318)
Preferred distributions - consolidated joint venture	(374)	(122)	(1,109)	(122)
Net income attributable to RLJ	73,975	3,914	161,378	67,918
Preferred dividends	(6,279)	(2,093)	(18,836)	(2,093)
Net income attributable to common shareholders	$67,696	$1,821	$142,542	$65,825
Basic per common share data:
Net income per share attributable to common shareholders	$0.39	$0.01	$0.81	$0.50
Weighted-average number of common shares	174,326,198	140,249,961	174,253,393	129,317,120
Diluted per common share data:
Net income per share attributable to common shareholders	$0.39	$0.01	$0.81	$0.50
Weighted-average number of common shares	174,479,341	140,307,269	174,365,101	129,399,177

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly
Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

FFO Attributable to Common Shareholders and Unitholders

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Net income	$74,657	$4,111	$162,943	$68,353
Preferred dividends	(6,279)	(2,093)	(18,836)	(2,093)
Preferred distributions - consolidated joint venture	(374)	(122)	(1,109)	(122)
Depreciation and amortization	60,373	45,231	183,429	122,136
(Gain) loss on sale of hotel properties, net	(35,895)	19	(32,957)	49
Noncontrolling interest in consolidated joint ventures	(9)	(32)	170	5
Adjustments related to consolidated joint ventures (1)	(78)	(46)	(233)	(109)
Adjustments related to unconsolidated joint ventures (2)	661	193	1,998	193
FFO	93,056	47,261	295,405	188,412
Transaction costs	261	32,607	2,181	36,923
Loss (gain) on extinguishment of indebtedness, net	1,656	—	(6,010)	—
Gain on settlement of investment in loan	—	(2,670)	—	(2,670)
Amortization of share-based compensation	4,036	2,495	9,722	7,964
Non-cash income tax expense	3,217	5,711	6,171	7,972
Other (income) expenses (3)	(839)	1,116	3,330	1,116
Adjusted FFO	$101,387	$86,520	$310,799	$239,717

Adjusted FFO per common share and unit-basic	$0.58	$0.61	$1.78	$1.85
Adjusted FFO per common share and unit-diluted	$0.58	$0.61	$1.77	$1.84

Basic weighted-average common shares and units outstanding (4)	175,100	140,879	175,027	129,900
Diluted weighted-average common shares and units outstanding (4)	175,253	140,936	175,139	129,982

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2)  Includes our ownership interest of the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that were not reimbursed by insurance, executive transition costs, receipts of prior year employee tax credits, and activist shareholder costs.
(4)  Includes 0.8 million and 0.6 million weighted-average operating partnership units for the three and nine month periods ended September 30, 2018 and 2017, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Net income	$74,657	$4,111	$162,943	$68,353
Depreciation and amortization	60,373	45,231	183,429	122,136
Interest expense, net (1)	23,479	18,873	75,433	47,589
Income tax expense	4,156	6,375	7,852	9,362
Adjustments related to unconsolidated joint ventures (2)	788	236	2,379	236
EBITDA	163,453	74,826	432,036	247,676
(Gain) loss on sale of hotel properties, net	(35,895)	19	(32,957)	49
EBITDAre	127,558	74,845	399,079	247,725
Transaction costs	261	32,607	2,181	36,923
Loss (gain) on extinguishment of indebtedness, net	1,656	—	(6,010)	—
Gain on settlement of investment in loan	—	(2,670)	—	(2,670)
Amortization of share-based compensation	4,036	2,495	9,722	7,964
Other (income) expenses (3)	(839)	1,116	3,330	1,116
Adjusted EBITDA	132,672	108,393	408,302	291,058
General and administrative (4)	7,586	7,011	28,337	20,794
Other corporate adjustments (5)	760	48	(2,004)	(308)
Consolidated Hotel EBITDA	141,018	115,452	434,635	311,544
Pro forma adjustments - income from sold hotels	(1,045)	(4,229)	(12,675)	(5,228)
Pro forma adjustments - income from prior ownership of acquired hotels (6)	—	37,634	—	132,852
Pro forma Consolidated Hotel EBITDA	139,973	148,857	421,960	439,168
Pro forma adjustments - income from non-comparable hotels	—	—	—	—
Pro forma Hotel EBITDA	$139,973	$148,857	$421,960	$439,168

Note:
(1) Excludes amounts attributable to investment in loans of $0.4 million and $1.4 million for the three and nine months ended September 30, 2017, respectively.
(2) Includes our ownership interest of the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that were not reimbursed by insurance, executive transition costs, receipts of prior year employee tax credits, and activist shareholder costs.
(4) General and administrative expenses exclude amortization of share-based compensation reflected in Adjusted EBITDA.
(5) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.
(6) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Total revenue	$447,042	$341,255	$1,361,327	$893,771
Pro forma adjustments - revenue from sold hotels	(11,992)	(16,385)	(68,157)	(19,646)
Pro forma adjustments - revenue from prior ownership of acquired hotels (1)	—	111,765	—	416,744
Other corporate adjustments / non-hotel revenue	(1,669)	(520)	(3,295)	(550)
Pro forma Hotel Revenue	$433,381	$436,115	$1,289,875	$1,290,319

Pro forma Hotel EBITDA	$139,973	$148,857	$421,960	$439,168

Pro forma Hotel EBITDA Margin	32.3%	34.1%	32.7%	34.0%

Note:
(1) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of September 30, 2018 (2)
Secured Debt
Scotiabank - 1 hotel (3)	4	Nov 2018	Floating	5.08%	$85,000
Wells Fargo - 4 hotels	3	Oct 2021	Floating (4)	4.08%	150,000
Wells Fargo - 4 hotels	2	Mar 2022	Floating (4)	4.05%	141,000
Wells Fargo - 1 hotel	10	Jun 2022	Fixed	5.25%	31,580
PNC - 2 hotels	10	Oct 2022	Fixed	4.95%	57,360
Wells Fargo - 1 hotel	10	Oct 2022	Fixed	4.95%	32,971
Prudential - 1 hotel	10	Oct 2022	Fixed	4.94%	29,126
PNC - 5 hotels	5	Mar 2023	Floating	4.36%	85,000
Weighted-Average / Secured Total				4.48%	$612,037

Unsecured Debt
Revolver (5)	4	Apr 2021	Floating	3.76%	$—
$400 Million Term Loan Maturing 2021	5	Apr 2021	Floating (4)(6)	3.08%	400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (4)	3.08%	150,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (4)(6)	3.19%	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (4)	3.44%	225,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	475,000
Weighted-Average / Unsecured Total				4.00%	$1,650,000

Weighted-Average / Gross Debt				4.13%	$2,262,037

Note:
(1) Interest rates as of September 30, 2018.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) On November 5, 2018, the Scotiabank mortgage loan was paid off in full.
(4) The floating interest rate is hedged with an interest rate swap.
(5) As of September 30, 2018, there was $600.0 million of borrowing capacity on the revolver, which is charged an unused commitment fee of 0.30%
annually.
(6) Reflects interest rate swap on $350.0 million.

RLJ Lodging Trust
Pro forma Operating Statistics - Top 60 Assets
(unaudited)

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
The Knickerbocker New York	New York, NY	330	$12,436
Marriott Louisville Downtown	Louisville, KY	616	10,920
San Francisco Marriott Union Square	San Francisco, CA	401	9,427
Wyndham San Diego Bayside	San Diego, CA	600	9,388
Wyndham Boston Beacon Hill	Boston, MA	304	9,332
The Mills House Wyndham Grand Hotel	Charleston, SC	216	8,974
Embassy Suites San Francisco Airport - Waterfront	Burlingame, CA	340	8,593
Embassy Suites Fort Lauderdale 17th Street	Fort Lauderdale, FL	361	8,368
DoubleTree Metropolitan Hotel New York City	New York, NY	764	8,340
Courtyard Austin Downtown Convention Center	Austin, TX	270	8,245
Embassy Suites Los Angeles - International Airport South	El Segundo, CA	349	8,058
Courtyard Portland City Center	Portland, OR	256	7,913
Wyndham New Orleans - French Quarter	New Orleans, LA	374	7,872
Embassy Suites Mandalay Beach - Hotel & Resort	Oxnard, CA	250	7,691
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	7,582
DoubleTree Grand Key Resort	Key West, FL	216	7,441
Hilton Myrtle Beach Resort	Myrtle Beach, SC	385	7,306
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	7,226
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	7,154
Courtyard San Francisco	San Francisco, CA	166	7,085
Wyndham Santa Monica At the Pier	Santa Monica, CA	132	6,883
Embassy Suites Myrtle Beach - Oceanfront Resort	Myrtle Beach, SC	255	6,595
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,592
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	6,583
Wyndham Philadelphia Historic District	Philadelphia, PA	364	6,514
Embassy Suites Deerfield Beach - Resort & Spa	Deerfield Beach, FL	244	6,421
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	6,204
Embassy Suites San Francisco Airport - South San Francisco	South San Francisco, CA	312	6,163
Hyatt House Santa Clara	Santa Clara, CA	150	6,098
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	6,065
Hyatt House San Jose Silicon Valley	San Jose, CA	164	6,054
Courtyard Waikiki Beach	Honolulu, HI	403	5,767
Hilton Cabana Miami Beach	Miami Beach, FL	231	5,678
Wyndham Houston - Medical Center Hotel & Suites	Houston, TX	287	5,673
Embassy Suites Atlanta - Buckhead	Atlanta, GA	316	5,570
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,554
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	5,406
Residence Inn Bethesda Downtown	Bethesda, MD	188	5,178
DoubleTree Suites by Hilton Austin	Austin, TX	188	5,157
Embassy Suites Los Angeles Downey	Downey, CA	220	4,965
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	4,957
Residence Inn Austin Downtown Convention Center	Austin, TX	179	4,927
Embassy Suites Boston Waltham	Waltham, MA	275	4,906
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,800
Embassy Suites Irvine Orange County	Irvine, CA	293	4,651
Embassy Suites Orlando - International Drive South/Convention Center	Orlando, FL	244	4,588
Courtyard Charleston Historic District	Charleston, SC	176	4,581
Homewood Suites Washington DC Downtown	Washington, DC	175	4,538
Embassy Suites Milpitas Silicon Valley	Milpitas, CA	266	4,510
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	4,490
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	4,327
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,271
Embassy Suites Dallas - Love Field	Dallas, TX	248	4,152
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	4,099
Embassy Suites Minneapolis - Airport	Bloomington, MN	310	4,040
Embassy Suites Phoenix - Biltmore	Phoenix, AZ	232	3,845
Embassy Suites Miami - International Airport	Miami, FL	318	3,826
Residence Inn National Harbor Washington DC	Oxon Hill, MD	162	3,781
Wyndham Pittsburgh University Center	Pittsburgh, PA	251	3,591
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	3,567
Top 60 Assets		16,566	374,918
Other (91 Assets)		12,616	183,123
Total Portfolio		29,182	$558,041
Note: For the trailing twelve months ended September 30, 2018. Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. Amounts in thousands, except rooms. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics

For the three months ended September 30, 2018 and September 30, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Northern California	13	89.3%	90.2%	(1.0)%	$242.70	$229.61	5.7%	$216.68	$207.07	4.6%
South Florida	13	81.6%	79.1%	3.2%	130.39	132.82	(1.8)%	106.40	105.00	1.3%
Southern California	9	88.8%	90.4%	(1.8)%	192.73	193.53	(0.4)%	171.11	175.02	(2.2)%
Austin	14	68.2%	74.0%	(7.9)%	143.93	144.28	(0.2)%	98.19	106.83	(8.1)%
Denver	13	84.7%	85.9%	(1.5)%	148.21	152.37	(2.7)%	125.53	130.95	(4.1)%
New York City	5	92.7%	93.2%	(0.6)%	237.67	236.15	0.6%	220.26	220.11	0.1%
Washington, DC	7	82.9%	83.6%	(0.8)%	174.94	176.23	(0.7)%	145.08	147.38	(1.6)%
Chicago	14	78.9%	76.1%	3.7%	152.28	148.03	2.9%	120.17	112.60	6.7%
Houston	11	65.7%	70.1%	(6.2)%	133.66	135.10	(1.1)%	87.87	94.66	(7.2)%
Louisville	5	58.8%	69.1%	(14.9)%	136.51	140.20	(2.6)%	80.33	96.94	(17.1)%
Other	47	77.9%	79.0%	(1.3)%	159.58	159.46	0.1%	124.39	125.91	(1.2)%
Total	151	79.9%	81.2%	(1.6)%	$172.51	$171.06	0.9%	$137.82	$138.93	(0.8)%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Focused-Service	102	78.4%	80.1%	(2.1)%	$159.31	$158.03	0.8%	$124.85	$126.53	(1.3)%
Compact Full-Service	46	83.0%	83.5%	(0.5)%	185.19	183.52	0.9%	153.79	153.22	0.4%
Full-Service	3	64.5%	70.7%	(8.8)%	188.17	188.64	(0.2)%	121.33	133.43	(9.1)%
Total	151	79.9%	81.2%	(1.6)%	$172.51	$171.06	0.9%	$137.82	$138.93	(0.8)%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Upper Upscale	37	78.6%	79.8%	(1.5)%	$176.36	$174.96	0.8%	$138.56	$139.60	(0.7)%
Upscale	96	80.4%	81.9%	(1.9)%	167.41	166.02	0.8%	134.54	135.96	(1.0)%
Upper Midscale	16	81.2%	81.5%	(0.4)%	168.84	169.01	(0.1)%	137.09	137.80	(0.5)%
Other	2	85.1%	86.7%	(1.9)%	286.75	273.86	4.7%	244.02	237.47	2.8%
Total	151	79.9%	81.2%	(1.6)%	$172.51	$171.06	0.9%	$137.82	$138.93	(0.8)%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Residence Inn	29	79.8%	82.3%	(3.0)%	$147.30	$148.35	(0.7)%	$117.50	$122.07	(3.7)%
Courtyard	24	78.4%	80.6%	(2.8)%	170.39	167.92	1.5%	133.51	135.39	(1.4)%
Embassy Suites	22	81.5%	82.2%	(0.8)%	171.65	171.69	0.0%	139.94	141.13	(0.8)%
Hyatt House	11	81.3%	84.9%	(4.2)%	184.20	177.00	4.1%	149.74	150.23	(0.3)%
Hilton Garden Inn	8	77.0%	75.1%	2.6%	162.25	157.53	3.0%	124.93	118.23	5.7%
SpringHill Suites	8	69.5%	73.6%	(5.6)%	127.20	130.89	(2.8)%	88.37	96.33	(8.3)%
Wyndham	8	83.7%	83.2%	0.7%	173.45	176.10	(1.5)%	145.26	146.45	(0.8)%
Fairfield Inn & Suites	7	79.2%	78.1%	1.4%	139.52	146.63	(4.9)%	110.44	114.45	(3.5)%
Hampton Inn	7	78.0%	79.1%	(1.3)%	138.41	139.09	(0.5)%	107.97	109.99	(1.8)%
Marriott	6	70.1%	73.7%	(4.9)%	194.67	187.87	3.6%	136.49	138.51	(1.5)%
DoubleTree	4	89.3%	89.9%	(0.6)%	199.72	199.54	0.1%	178.38	179.34	(0.5)%
Renaissance	3	81.4%	81.5%	(0.2)%	167.04	161.04	3.7%	135.95	131.28	3.6%
Hyatt Place	3	85.1%	86.0%	(1.0)%	188.85	180.93	4.4%	160.77	155.57	3.3%
Homewood Suites	2	84.9%	84.2%	0.9%	174.95	181.25	(3.5)%	148.58	152.62	(2.6)%
Hilton	2	77.1%	78.7%	(2.1)%	172.28	177.96	(3.2)%	132.75	140.08	(5.2)%
Hyatt	2	79.2%	79.1%	0.1%	189.81	174.05	9.1%	150.31	137.74	9.1%
Other	5	83.5%	84.9%	(1.6)%	248.02	238.00	4.2%	207.17	201.95	2.6%
Total	151	79.9%	81.2%	(1.6)%	$172.51	$171.06	0.9%	$137.82	$138.93	(0.8)%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics

For the nine months ended September 30, 2018 and September 30, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Northern California	13	84.5%	86.5%	(2.3)%	$228.96	$221.16	3.5%	$193.53	$191.41	1.1%
South Florida	13	86.5%	83.4%	3.8%	172.85	169.31	2.1%	149.57	141.16	6.0%
Southern California	9	86.4%	86.8%	(0.4)%	182.70	182.87	(0.1)%	157.92	158.68	(0.5)%
Austin	14	75.0%	77.6%	(3.3)%	162.19	166.69	(2.7)%	121.66	129.37	(6.0)%
Denver	13	77.0%	78.6%	(2.1)%	141.26	142.67	(1.0)%	108.77	112.21	(3.1)%
New York City	5	89.4%	88.1%	1.4%	222.60	219.75	1.3%	198.90	193.59	2.7%
Washington, DC	7	82.7%	80.4%	2.8%	191.12	198.12	(3.5)%	158.03	159.35	(0.8)%
Chicago	14	72.3%	68.8%	5.2%	144.08	143.50	0.4%	104.22	98.68	5.6%
Houston	11	71.1%	70.6%	0.7%	140.88	146.28	(3.7)%	100.10	103.25	(3.0)%
Louisville	5	61.5%	68.4%	(10.1)%	154.04	160.02	(3.7)%	94.80	109.51	(13.4)%
Other	47	77.5%	77.9%	(0.6)%	161.67	161.28	0.2%	125.23	125.71	(0.4)%
Total	151	79.1%	79.4%	(0.3)%	$174.39	$173.94	0.3%	$138.03	$138.11	(0.1)%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Focused-Service	102	78.1%	77.9%	0.3%	$160.74	$161.70	(0.6)%	$125.62	$125.99	(0.3)%
Compact Full-Service	46	81.9%	82.2%	(0.4)%	188.39	186.20	1.2%	154.25	153.09	0.8%
Full-Service	3	62.1%	67.1%	(7.4)%	180.77	182.14	(0.8)%	112.31	122.18	(8.1)%
Total	151	79.1%	79.4%	(0.3)%	$174.39	$173.94	0.3%	$138.03	$138.11	(0.1)%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Upper Upscale	37	78.1%	79.0%	(1.1)%	$183.28	$181.28	1.1%	$143.17	$143.16	0.0%
Upscale	96	79.8%	79.8%	0.0%	167.61	167.95	(0.2)%	133.79	134.08	(0.2)%
Upper Midscale	16	78.9%	78.5%	0.5%	165.52	167.19	(1.0)%	130.58	131.29	(0.5)%
Other	2	79.1%	78.1%	1.4%	274.83	267.54	2.7%	217.51	208.89	4.1%
Total	151	79.1%	79.4%	(0.3)%	$174.39	$173.94	0.3%	$138.03	$138.11	(0.1)%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Residence Inn	29	79.6%	79.5%	0.2%	$152.53	$154.59	(1.3)%	$121.47	$122.87	(1.1)%
Courtyard	24	78.3%	79.0%	(0.9)%	168.10	168.42	(0.2)%	131.58	133.00	(1.1)%
Embassy Suites	22	81.4%	81.9%	(0.6)%	179.13	177.24	1.1%	145.90	145.21	0.5%
Hyatt House	11	82.9%	82.2%	0.9%	178.78	175.30	2.0%	148.21	144.06	2.9%
Hilton Garden Inn	8	77.2%	74.5%	3.6%	163.07	161.29	1.1%	125.94	120.19	4.8%
SpringHill Suites	8	69.1%	71.6%	(3.5)%	128.59	133.54	(3.7)%	88.85	95.57	(7.0)%
Wyndham	8	80.5%	79.8%	0.9%	173.80	175.40	(0.9)%	139.93	139.95	0.0%
Fairfield Inn & Suites	7	78.2%	76.7%	1.9%	155.16	165.11	(6.0)%	121.27	126.67	(4.3)%
Hampton Inn	7	77.8%	75.5%	3.0%	141.57	142.27	(0.5)%	110.14	107.41	2.5%
Marriott	6	69.4%	73.2%	(5.2)%	197.97	197.03	0.5%	137.48	144.31	(4.7)%
DoubleTree	4	90.2%	91.3%	(1.2)%	203.64	201.53	1.0%	183.64	183.93	(0.2)%
Renaissance	3	78.7%	77.0%	2.1%	169.42	165.34	2.5%	133.28	127.37	4.6%
Hyatt Place	3	81.8%	83.3%	(1.9)%	187.89	184.81	1.7%	153.64	154.02	(0.3)%
Homewood Suites	2	79.0%	80.4%	(1.8)%	181.53	187.95	(3.4)%	143.36	151.10	(5.1)%
Hilton	2	72.7%	72.4%	0.4%	178.35	175.10	1.9%	129.59	126.73	2.3%
Hyatt	2	80.5%	79.3%	1.5%	195.70	186.95	4.7%	157.58	148.26	6.3%
Other	5	79.0%	80.4%	(1.8)%	228.07	219.78	3.8%	180.09	176.80	1.9%
Total	151	79.1%	79.4%	(0.3)%	$174.39	$173.94	0.3%	$138.03	$138.11	(0.1)%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information above includes results for periods prior to the Company's ownership. Wyndham hotels reclassified to Upscale to conform with
Smith Travel Research chain scale definitions. The information has not been audited and is presented only for comparison purposes.